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                                                                     EXHIBIT 2.1
                             FIRST AMENDMENT TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS FIRST AMENDMENT (the "Amendment") to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of the 12th day of May, 1998, by and among WAXS INC., a Delaware corporation and a direct wholly-owned subsidiary of World Access, Inc. ("New World Access"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), WA MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of New World Access ("Merger Sub"), and CHERRY COMMUNICATIONS INCORPORATED d/b/a RESURGENS COMMUNICATIONS GROUP, an Illinois corporation ("RCG"), is made as of the 20th day of July, 1998 by and among New World Access, World Access, Merger Sub and RCG.

                                  WITNESSETH:

     WHEREAS, the Parties desire to amend the Merger Agreement as provided herein,

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

     SECTION 1. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

          (a) Section 5.3 of the Merger Agreement is hereby amended and restated in its entirety as follows:

     "Section 5.3. Payment of Claims. In accordance with the terms and provisions of the Plan and unless otherwise provided therein, the Disbursing Agent under the Disbursement Agreement shall issue to each holder of an Allowed Claim and an Administrative Expense Claim (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing), its pro-rata share of Disbursed Stock based upon the amount of such claim. The Disbursing Agent will return to New World Access shares of Disbursed Stock having a value that equals the dollar amount of Cash (as defined in the Plan) that the Reorganized Debtor (as defined in the Plan) or the Surviving Corporation must pay to holders of Allowed Priority Claims (including the principal amount of Priority Tax Claims) pursuant to the terms of the Plan where the value of such shares is based on $32.00 per share."

          (b) Article 5 of the Merger Agreement is hereby amended by adding the following additional Section 5.6 thereto which reads in its entirety as follows:

     "Section 5.6 Fractional Shares. For purposes of distributions under the Plan, the number of shares of Disbursed Stock and Contingent Payment Stock shall, if necessary, be rounded to the next greater or lower whole number of shares as follows: (1) fractions of 1/2 or greater shall be rounded to the next greater whole number, and (2) fractions of less than 1/2 shall be rounded to the next lower whole number; provided, however, that to the extent that there are interim distributions, the numbers of shares of Disbursed Stock or Contingent Payment Stock shall be rounded to the next lower whole number for purposes of such distribution, and in the final distribution shall be rounded in accordance with the preceding clause based on the applicable aggregate number of shares of Disbursed Stock or Continent Payment stock distributed to each holder in all distributions. The total number of shares of Disbursed Stock or Contingent Payment stock shall be adjusted as necessary to account for the rounding provided hereby. No consideration shall be payment in lieu of the fractions shares that are rounded down."

          (c) Section 6.4 of the Merger Agreement is hereby amended and restated in its entirety as follows:

     "Section 6.4. Transfer Restrictions. Notwithstanding anything to the contrary contained herein, (a) no holder of Disbursed Stock may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Disbursed Stock or security convertible into or exchangeable or exercisable therefor, either publicly or privately, (b) no holder of Contingent Payment Stock upon its release pursuant to Section 6.1
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     above may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and (c) until the third anniversary of the Closing Date, no holder of Disbursed Stock or Contingent Payment Stock may engage in any short-sale or similar type of transaction with respect to any shares of World Access Stock, including any shares of Disbursed Stock or Contingent Payment Stock, without the prior written consent of New World Access; provided, however, that holders of Claims (as defined in the Plan) may buy and sell to each other their respective shares of Disbursed Stock or Contingent Payment Stock, subject to applicable securities laws."

          (d) The Merger Agreement is hereby amended by adding a new Section 6.5 thereto which shall read in its entirety as follows:

     "Section 6.5. Waiver of Restrictions. New World Access agrees that if it waives any of the transfer restrictions set forth in Section 6.4 with respect to any holder of Disbursed Stock or Contingent Payment Stock, including WNSI, or in Section 4.4 of the U.K. Acquisition Agreement with respect to the Shareholder (as defined in the U.K. Acquisition Agreement), then New World Access will give notice of such waiver within five (5) days to all other holders of Disbursed Stock or Contingent Payment Stock (and such other persons as the Plan may specify) and transfer restrictions with respect to all such holders shall be deemed immediately waived (without any further action) as to such other holders in the same pro rata amount as such waiver affirmatively granted by New World Access in respect of the holder or the Shareholder (as the case may be); provided, however, the provisions of this Section 6.5 shall not apply with respect to any transfers by the Shareholder or its partners to charitable institutions or for estate planning purposes, provided that the transferee agrees to be bound by the transfer restrictions set forth in Section 4.4 of the U.K. Acquisition Agreement. New World Access agrees to promptly instruct its transfer agent to reissue certificates for, or remove any stop transfer instructions with respect to, any shares of Disbursed Stock or Contingent Payment Stock as to which the transfer restrictions have been deemed waived in accordance with this Section 6.5.

     SECTION 2. Effect on Merger Agreement. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

     SECTION 3. Headings. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

     SECTION 4. Counterparts. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year above written.

                                          WAXS INC.

                                          By:      /s/ MARK A. GERGEL
                                            ------------------------------------
                                          Its:      Executive Vice President and
                                               Chief Financial Officer
                                            ------------------------------------

                                          WORLD ACCESS, INC.

                                          By:      /s/ MARK A. GERGEL
                                            ------------------------------------
                                          Its:      Executive Vice President and
                                               Chief Financial Officer
                                            ------------------------------------

                                          WA MERGER CORP.

                                          By:      /s/ MARK A. GERGEL
                                            ------------------------------------
                                          Its:      Executive Vice President and
                                               Chief Financial Officer
                                            ------------------------------------

                                          CHERRY COMMUNICATIONS
                                          INCORPORATED d/b/a RESURGENS
                                          COMMUNICATIONS GROUP

                                          By:       /s/ W. TOD CHMAR
                                            ------------------------------------
                                          Its:      Executive Vice President
                                            ------------------------------------

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